Exhibit 99.1

Bacterin to Present at the Canaccord Genuity Musculoskeletal Conference

BELGRADE, Mont., March 11, 2015 (GLOBE NEWSWIRE) -- Bacterin International Holdings, Inc. (NYSE MKT:BONE), a leader in the development of revolutionary bone grafts, today announced that its CEO, Dan Goldberger, will present at the Canaccord Genuity Musculoskeletal Conference, to be held March 24, 2015 at the MGM Grand in Las Vegas, NV. Bacterin's presentation will take place Tuesday, March 24, 2015 at 2:00pm PT.

Bacterin also will be in Las Vegas exhibiting the Company's biologic technologies at the 2015 Annual Meeting of the American Association of Orthopaedic Surgeons. Throughout the AAOS conference, Bacterin will host meetings with physicians, distributors, scientists and investors to discuss the Company's new 3Demin technology as well as its proprietary allograft portfolio. Bacterin will be located at Booth 2316 in the Venetian/Sands EXPO. If you would like to schedule time to meet with Bacterin's Management team at AAOS, please email IR@bacterin.com.

A live broadcast of the conference presentation will be available. To access the broadcast, go to the "Investor Info" section of the Company's website at www.bacterin.com. A replay of the conference presentation will also be available.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT:BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward- looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow and achieve profitability; the Company's ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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